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                                                                   Exhibit 10.37

                            SHARE PURCHASE AGREEMENT

                       SECURITY CAPITAL GROUP INCORPORATED

                          1998 LONG-TERM INCENTIVE PLAN

         THIS AGREEMENT, dated as of the 8th day of January, 2001, by and between ______________ (the "Participant") and Security Capital Group Incorporated (the "Company").

         WHEREAS, the Company maintains the Security Capital Group Incorporated 1998 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, for the benefit of employees of the Company and certain other Related Companies; and

         WHEREAS, the Committee has made available to the Participant a number of shares of Class B Common Stock of the Company (the "Shares") equal in value as of January 8, 2001, of up to 50% of the Participant's pre-tax bonus for 2000, and restricted share units (the "Units") equal to 75% of the number of Shares purchased by the Participant hereunder;

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant as follows:

         1. Subject to the terms of this Agreement and the Plan, the Participant hereby agrees to purchase from the Company a number of whole Shares equal to $_______ divided by the closing price of the Shares on the New York Stock Exchange on January 8, 2001 (the "Purchased Shares"). The purchase price for the Purchased Shares shall be deducted from the Participant's 2000 bonus.

         2. The Purchased Shares shall be issued under the Plan and shall be registered under the Securities Act of 1933, as amended. The Purchased Shares shall be freely transferable, subject to compliance with the Company's Insider Trading Policy. The Company shall issue the Purchased Shares to the Participant in certificated form. The Company shall retain the certificates for the Purchased Shares in a safe deposit box until January 8, 2004, subject to paragraph 5.

         3. On January 8, 2001, the Company shall issue Units to the Participant equal to 75% of the number of Purchased Shares purchased under this Agreement. The Units shall be issued under a Restricted Share Unit Agreement in the form attached as Appendix 1.

         4. The Participant acknowledges and agrees that the Units shall vest on January 8, 2004, the third anniversary of the grant date of the Units (the "Vesting Date"). The Participant further acknowledges and agrees that if the Participant terminates employment with the Company for any reason other than death, disability or retirement before January 8, 2004, all Units shall be forfeited, or if the Participant sells any Purchased Shares before the Vesting Date, a number of Units equal to 75% of the number of Purchased Shares sold shall be forfeited on the date of such sale.

         5. The Participant shall notify the Company in writing if he or she enters into an agreement to sell any Purchased Shares before January 8, 2004. Upon receipt of such notice, the Company shall deliver to the Participant or his or her designee a certificate for the number of Purchased Shares which the Participant wishes to sell. Upon delivery of those Purchased Shares, the Participant shall forfeit a number of Units equal to 75% of the Purchased Shares sold.

         6. Any sale by the Participant of any Shares or other securities of the Company, other than the Purchased Shares, shall not affect the vesting of the Units.

         7. This Agreement shall be governed by the laws of the state of Maryland.

         8. This Agreement may be amended only by a written document signed by the Company and the Participant.

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     IN WITNESS WHEREOF, the Participant and the Company have executed this
Agreement as of the date first above written.

                                            PARTICIPANT



                                            ----------------------------

                                            SECURITY CAPITAL GROUP
                                            INCORPORATED



                                            By
                                              --------------------------
                                               Jeffrey A. Klopf
                                               Senior Vice President & Secretary



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